EXHIBIT 10.1
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                      INDEPENDENT CLIENT SERVICE AGREEMENT

This Independent Client Service Agreement ("Agreement") is made and entered into on this 22nd day of July 2008 by and between Cross Atlantic Commodities, Inc. (OTCBB:CXAC), located at 2800 Glades Circle, Suite 124 Weston, FL 33327 (hereinafter "CXAC") and David Keaveney (hereinafter "Consultant") with principal offices at 28248 N. Tatum Blvd. Suite B-1-434 Cave Creek, AZ 85331.

Whereas, Consultant and/or Associates declare it is engaged in an independent business, and has complied with all federal, state and local laws regarding business permits, insurances and licenses of any kind that may be required to carry out said business and the tasks to be performed under this Agreement. Consultant and/or Associates also declares that it has and does provide similar product or services to clients in addition to contract services provided to CXAC.

Whereas, Consultant and/or Associates operate a legitimate business and desires to provide services for CXAC as set forth herein.

THEREFORE, IN CONSIDERATION OF THE FOREGOING REPRESENTATIONS AND THE FOLLOWING TERMS AND CONDITIONS, THE PARTIES AGREE:

1. SERVICES TO BE PERFORMED. CXAC engages Consultant and/or Associates and Consultant and/or Associates agree to:

     a.   Assist with product development for Spray n Shine.

     b.   Advise on corporate and public corporation administrative duties.

     c. Work with management regarding corporate matters (i.e. reporting, filings and officer/director compensation packages).

     d. Provide general consulting services that are not related to capital raising or the promotion of securities.

2. EFFECTIVE DATE. The date in which services began by Consultant was July 10, 2008 and shall continue through September 10, 2008.

3. TERMS OF PAYMENT. CXAC shall pay Consultant and/or Associates for the above described services, as the same are reasonably and acceptably provided upon signing this consulting agreement. Payments are to be made, costs and fees to be reimbursed and prices to be charged until otherwise agreed in writing. At the option of CXAC, any outstanding unpaid consulting fee shall be convertible, at any time and from time to time, into such number of fully paid and nonassessable registered shares of CXAC's Common Stock by the Conversion Price as defined in Section 3d.

     a. CXAC agrees to pay Consultant either thirteen thousand seven hundred and fifty dollars ($13,750) or fifteen million (50,000,000) registered shares (the "Fee") as follows:

               i. Six thousand eight hundred and seventy five dollars ($6,875) or twenty-five million (25,000,000) registered shares no later than 5 business day after the signing of this agreement for services already rendered in the month of July.

               ii. Six thousand eight hundred and seventy five dollars ($6,875) or twenty-five million (25,000,000) registered shares no later than August 10, 2008 for payment of August servives.

     b. CXAC agrees to register 50,000,000 shares in a S-8 registration and shall cause such shares to be registered and effective in Arizona no later than August 31, 2008.


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     c.   In addition to payment penalties as described in Section 5, CXAC will pay a one percent (1%) per month late fee for any"Fees" or invoice not paid.

     d. Conversion of Consulting Fee of CXAC's Common Stock If Applicable. At the option of CXAC, any outstanding unpaid consulting fee shall be convertible, at any time and from time to time, into such number of fully paid and nonassessable shares of the CXAC's Common Stock by the Conversion Price (as defined below) in effect at the time of conversion. The Conversion Price at which free trading shares of Common Stock shall be deliverable upon written conversion request by Consultant and or Associates. Each conversion request shall be less than 4.99% of the outstanding issued common stock of the corporation. The Conversion Price shall be 75% of the average of the three lowest Closing Bid Prices of the shares of common Stock for the twenty (20) trading days immediately preceding the date of conversion. For purposes of this Agreement, the term "Closing Bid Price" means, for any security as of any date, the closing bid price on the principal securities exchange or trading market where the Common Stock is listed or traded as reported by Bloomberg, L.P. ("Bloomberg") or, if applicable, the closing bid price of the Common Stock in the over-the-counter market in the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for the Common Stock by Bloomberg, then the average of the bid prices of any market makers for such security as reported in the "Bulletin Board" by the National Quotation Bureau, Inc. "Trading Day" shall mean any day on which the Corporation's Common Stock is traded for any period on the principal securities exchange or other securities market on which the Common Stock is then being traded.

4. PAYMENT. CXAC shall either issue a check or securities in the name of Consultant. If issuing shares, the conversion price shall be 75% of the average of the three lowest closing bid prices of the shares of common stock for the twenty (20) trading days immediately preceding the date of conversion. For purposes of this Agreement the conversion date is July 22, 2008 and the price of the stock is $.000275 per share. Any short falls encountered when Consultant sells shares shall be invoiced to CXAC and CXAC agrees to make up the difference within 5 business days of receipt of invoice.

5. PAYMENT PENALTY. If payment of "Fees' to Consultant is not made by July 28, 2008 CXAC agrees to pay Consultant the sum of $343.75 per day until payment "Fees" is delivered to Consultant.

6. EXPENSES AND EXPENSE REIMBURSEMENT. CXAC shall pay all fees and expenses relating to the issuance of the common stock, which includes but not limited to registration of shares, legal opinion fees, stock certificate fees and Fedex charges.

     CXAC shall reimburse Consultant and/or Associates and make repayment for necessary travel from Consultant's and/or Associates' home base. CXAC shall also reimburse Consultant and/or Associates for the use of professional expenses or services. Any such charges or requests for reimbursement shall be invoiced directly to CXAC. CXAC shall either pay Consultant and/or Associates directly for the reimbursements or to the independent supplier for which reimbursement is sought.

     CXAC agrees that monthly expenses of $500.00 or less do not need pre-approval from CXAC. CXAC requires that Consultant and/or Associates receive preapproval for any monthly expenditures exceeding $500.01 per month.

7. CONTROL. Consultant and/or Associates retains the sole and exclusive right to control or direct the manner or means by which the work described herein is to be performed. CXAC retains only the right to control the end product or quality of service delivered to insure its conformity with CXAC specifications and the provisions herein.


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8.   PAYROLL OR EMPLOYMENT TAXES. No payroll, income withholding or employment taxes of any kind shall be withheld or paid by CXAC with respect to payments to Consultant and/or Associates. The taxes that are the subject of this paragraph include but are not limited to FICA, FUTA, federal personal income tax, state personal income tax, state disability insurance tax, and state unemployment insurance tax. Consultant and/or Associates represents and covenants that it has and will file and pay all such payroll, self employment, employment, worker's compensation, withholding and other taxes and reports as the same might be legally due and payable to all applicable state and federal authorities. The Consultant and/or Associates will not be treated as an employee for state or federal tax purposes. Consultant and/or Associates hereby indemnifies and holds harmless CXAC from any and all duty or obligation whatsoever relating to the payment or filing for any and all such taxes, penalties and interest.

9. WORKER'S COMPENSATION. No workers compensation insurance has been or will be obtained by CXAC on account of Consultant and/or Associates or Consultant's and/or Associates' employees. Consultant and/or Associates shall register and comply with all applicable workers' compensation laws in all applicable states and Consultant and/or Associates releases and indemnifies CXAC from all liability as to working conditions and the safety or possible injury of Consultant's and/or Associates' employees.

10. ASSIGNMENT. Consultant may assign this Agreement without the consent of CXAC.

11. TERMINATION. In accordance with Section 3a., this Agreement covers and relates to services that were performed beginning July 10, 2008. The current arrangement is until September 10, 2008. Should either party terminate this Agreement, all unpaid fees shall become immediately due and paid to Consultant no later than 5 business days after termination.

12. The parties agree that a facsimile signature shall have the same effect as an actual signature.


Agreed to be effective this 22nd day of July 2008.




DAVID KEAVENEY                                  CROSS ATLANTIC COMMODITIES, INC.
("CONSULTANT")                                  ("CXAC")


By:  /s/ David Keaveney                         By:  /s/ Jorge Bravo
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DAVID KEAVENEY                                  JORGE BRAVO
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                                                PRESIDENT
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